Exhibit 99.1

Investor Update	Issue Date: June 28, 2012

This investor update provides certain forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for second quarter and full year 2012.

Capacity

The Company estimates its second quarter 2012 consolidated system available seat miles (“ASMs”) to decrease 0.6% as compared to the same period in the prior year. The Company estimates its second quarter 2012 consolidated domestic ASMs to decrease 1.2% and consolidated international ASMs to increase 0.2% year-over-year.

Revenue

The Company expects its second quarter 2012 consolidated passenger revenue per available seat mile (“PRASM”) to increase between 3.2% and 4.2% as compared to the same period in the prior year. During June 2012, the Company received proceeds from a business interruption claim from the 2011 Japanese earthquake and tsunami, which increased June year-over-year PRASM growth by approximately one percentage point and increased second quarter year-over-year PRASM growth by approximately 0.3 percentage points.

The Company expects its second quarter 2012 cargo and other revenue to be between $1.14 billion and $1.19 billion.

Non-Fuel Expense

The Company expects its second quarter consolidated cost per available seat mile (“CASM”), excluding profit sharing, third-party business expense, fuel, certain accounting charges and integration-related expenses, to increase 2.5% to 3.5% year-over-year.

In an effort to provide more meaningful disclosure, the Company provides non-fuel CASM guidance excluding third-party business expense not associated with the generation of a seat mile. The Company’s third-party business includes activities such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions. The Company expects to record approximately $60 million of third-party business expense in the second quarter. Corresponding third-party business revenue associated with these activities is recorded in other revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash settled hedges, to be $3.29 per gallon for the second quarter based on the forward curve as of June 21, 2012.

Non-Operating Expense

The Company estimates second quarter non-operating expense to be between $225 million and $245 million. Non-operating expense includes interest expense, capitalized interest, interest income and other non-operating income/expense.

Profit Sharing and Share-Based Compensation

The Company pays 15% of total GAAP pre-tax earnings, excluding special items and share-based compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and share-based compensation program expense, exceeds $10 million. Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $20 million year-to-date through the second quarter of 2012.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the second quarter, the Company expects approximately $510 million of gross capital expenditures and approximately $300 million of net capital expenditures, excluding net purchase deposit refunds of $4 million.

The Company expects to make approximately $260 million of debt and capital lease payments in the second quarter, including approximately $70 million of prepayments.

Liquidity Position

The Company expects to end the second quarter with approximately $8.1 billion in unrestricted liquidity comprised of approximately $7.6 billion of unrestricted cash, cash equivalents and short-term investments and $500 million in undrawn commitments under its revolving credit facility.

Taxes

The Company currently expects to record minimal cash income taxes in 2012.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 2.1 points, mainline international advance booked seat factor is down 0.2 points, mainline Atlantic advance booked seat factor is down 2.0 points, mainline Pacific advance booked seat factor is up 1.4 points and mainline Latin America advance booked seat factor is up 0.4 points. Regional advance booked seat factor is up 4.3 points.

(more)

Company Outlook

Second Quarter Operational Outlook

	Estimated 2Q 2012	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASM)
Mainline Capacity
Domestic	28,415	(0.5%)
Atlantic	12,549	(4.2%)
Pacific	10,067	5.4%
Latin America	5,330	0.4%
Total Mainline Capacity	56,361	(0.2%)
Regional[1]	8,265	(3.1%)
Consolidated Capacity
Domestic	36,243	(1.2%)
International	28,383	0.2%
Total Consolidated Capacity	64,626	(0.6%)

Traffic (Million RPM)
Mainline Traffic
Domestic	24,435 - 24,683	(1.4%) - (0.4%)
Atlantic	10,437 - 10,545	(3.5%) - (2.5%)
Pacific	8,295 - 8,373	6.7% - 7.7%
Latin America	4,291 - 4,332	4.1% - 5.1%
Total Mainline System Traffic	47,458 - 47,933	(0.1%) - 0.9%
Regional System Traffic[1]	6,732 - 6,800	(0.4%) - 0.6%
Consolidated System Traffic
Domestic System	30,848 - 31,160	(1.2%) - (0.2%)
International System	23,342 - 23,573	1.4% - 2.4%
Total Consolidated System Traffic	54,190 - 54,733	(0.1%) - 0.9%

Load Factor
Mainline Load Factor
Domestic	86.0% - 86.9%	(0.7) pts. - 0.2 pts.
Atlantic	83.2% - 84.0%	0.5 pts. - 1.3 pts.
Pacific	82.4% - 83.2%	0.8 pts. - 1.6 pts.
Latin America	80.5% - 81.3%	2.8 pts. - 3.6 pts.
Total Mainline Load Factor	84.2% - 85.0%	0.1 pts. - 0.9 pts.
Regional Load Factor[1]	81.5% - 82.3%	2.2 pts. - 3.0 pts.
Consolidated Load Factor
Domestic	85.1% - 86.0%	0.0 pts. - 0.9 pts.
International	82.2% - 83.1%	0.9 pts. - 1.8 pts.
Total Consolidated Load Factor	83.9% - 84.7%	0.5 pts. - 1.3 pts.

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

(more)

Company Outlook

Second Quarter 2012 Financial Outlook

	Estimated 2Q 2012	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue	12.37 - 12.50	2.2% - 3.2%
Regional Passenger Unit Revenue	21.99 - 22.12	8.1% - 8.7%
Consolidated Passenger Unit Revenue	13.60 - 13.73	3.2% - 4.2%
Cargo and Other Revenue ($B)	$1.14 - $1.19

Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expense	13.00 - 13.08	4.4% - 5.0%
Regional Unit Cost	20.01 - 20.09	1.9% - 2.3%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expense	13.89 - 13.97	3.7% - 4.3%

Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expense	8.06 - 8.14	2.0% - 3.0%
Regional Unit Cost Excluding Fuel	12.61 - 12.69	5.9% - 6.6%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expense	8.64 - 8.72	2.5% - 3.5%

Third-Party Business Expense ($M)	$60

Select Expense Measures ($M)
Aircraft Rent	$250
Depreciation and Amortization	$380

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	845
Regional Fuel Consumption (Million Gallons)	185
Consolidated Fuel Consumption (Million Gallons)	1,030
Consolidated Fuel Price Excluding Hedges	$3.25 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.29 / Gallon

Non-Operating Expense ($M)	$225 - $245

Income Taxes
Income Tax Rate	0%

Capital Expenditures ($M)
Gross Capital Expenditures ex Purchase Deposits	$510
Net Capital Expenditures ex Purchase Deposits	$300
Net Purchase Deposits Paid / (Refunded)	($4)

Debt and Capital Lease Obligations ($B)
Scheduled Debt & Capital Lease Obligations	$0.2

Liquidity Position ($B)
Unrestricted Cash, Cash Equivalents, Short-Term Investments & Available Revolving Credit Facility	$8.1

1.	Excludes special charges.

(more)

Company Outlook

Fuel Hedge Positions by Quarter

As of June 21, 2012, the Company had hedged approximately 45% of its expected second half of 2012 consolidated fuel consumption; further details are as follows:

		3Q 2012			4Q 2012			1Q 2013
		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
Aircraft Fuel Swaps	($/gal)	2%	2.71		—			—
Diesel Fuel Call Option	($/gal)	1%	3.13		1%	3.25		—
Brent Crude Collar	($/bbl)	12%	115	80	14%	116	81	20%	134	90
Heating Oil Collar	($/gal)	21%	3.27	2.69	19%	3.56	2.80	5%	3.02	2.67
Aircraft Fuel Collar	($/gal)	2%	3.00	2.35	—			—
Diesel Fuel Collar	($/gal)	10%	3.10	2.35	9%	3.28	2.45	2%	3.76	2.75

Total		48%			43%			27%

Fuel Price Sensitivity

The table below outlines the Company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of June 21, 2012:

Crude Oil Price*	Cash Settled Hedge Impact	1Q12	2Q12	3Q12	4Q12	FY12

$120 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.54	$3.65	$3.61	$3.53
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	(0.01)	(0.07)	(0.02)	($0.02)

$110 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.46	$3.41	$3.38	$3.39
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.02	0.02	0.02	$0.02

$100 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.38	$3.17	$3.14	$3.25
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.04	0.04	0.03	$0.04

$90 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.30	$2.93	$2.90	$3.11
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.04	0.04	0.04	$0.04

$83.29 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.25	$2.77	$2.74	$3.02
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.04	0.09	0.10	$0.07

$80 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.22	$2.70	$2.66	$2.97
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.04	0.09	0.09	$0.06

$70 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.15	$2.46	$2.42	$2.83
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.05	0.17	0.17	$0.11

$60 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.07	$2.22	$2.19	$2.69
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.07	0.28	0.27	$0.16

$50 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$2.99	$1.98	$1.95	$2.55
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.09	0.38	0.37	$0.22

$40 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$2.91	$1.74	$1.71	$2.41
	Increase/(Decrease) to Fuel Expense ($/gal)	0.03	0.11	0.49	0.47	$0.28

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with June 21, 2012 forward prices and a parallel crude forward price curve consistent with June 21, 2012 forward prices. Row headings refer to illustrative average daily closing prices for the current month through June 21, 2012.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

(more)

Company Outlook

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	2Q 2012
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	331	331	$—
$1 million - $36 million	331	332	—
$37 million - $62 million	331	372	4
$63 million - $111 million	331	384	7
$112 million - $229 million	331	389	8
$230 million or greater	331	393	11

	Full Year 2012
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	331	331	$—
$1 million - $145 million	331	332	—
$146 million - $248 million	331	372	17
$249 million - $447 million	331	384	26
$448 million - $1,248 million	331	389	32
$1,249 million or greater	331	393	46

Non-GAAP to GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other charges from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other charges that would otherwise make analysis of the Company’s operating performance more difficult.

	Estimated 2Q 2012
Mainline Unit Cost (¢/ASM)	Low	High
Mainline CASM Excluding Profit Sharing	13.11	13.19
Special Charges (a)	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.11	13.19
Less: Third-Party Business Expense	0.11	0.11

Mainline CASM Excluding Profit Sharing, Third-Party Business Expense & Special Charges (b)	13.00	13.08
Less: Fuel Expense (c)	4.94	4.94

Mainline CASM Excluding Profit Sharing, Third-Party Business Expense, Fuel & Special Charges (b)	8.06	8.14

Regional Unit Cost (¢/ASM)	Low	High
Regional CASM	20.01	20.09
Less: Fuel Expense	7.40	7.40

Regional CASM Excluding Fuel	12.61	12.69

Consolidated Unit Cost (¢/ASM)	Low	High
Consolidated CASM Excluding Profit Sharing	13.98	14.06
Special Charges (a)	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	13.98	14.06
Less: Third-Party Business Expense	0.09	0.09

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expense & Special Charges (b)	13.89	13.97
Less: Fuel Expense (c)	5.25	5.25

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expense, Fuel & Special Charges (b)	8.64	8.72

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com